UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2012

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
Maryland	333-181102-01	56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas		78738
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the underwriting agreement (the “Underwriting Agreement”), dated October 25, 2012, between American Campus Communities, Inc. (the “Company”), American Campus Communities Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), and American Campus Communities Holdings, LLC, a wholly-owned subsidiary of the Company, on one hand, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), on the other hand, the Company agreed to issue and sell to the Underwriters 11,000,000 shares of the Company’s common stock, par value of $0.01 per share (the “Common Shares”), and an additional 1,650,000 Common Shares pursuant to an option granted to the Underwriters.

The Company intends to use the net proceeds to fund the consideration payable in the previously-announced acquisition (the “Transaction”) from affiliates of Kayne Anderson Capital Advisors, L.P. (“Sellers”) of a portfolio of 19 student housing properties. The Company intends to use the remaining net proceeds to repay its current debt, including a portion of the outstanding balance of its revolving credit facility (the “Credit Facility”), to fund its current development pipeline and potential acquisitions of student housing properties and for general corporate purposes. Upon application of the net proceeds of the sale of the Common Shares to repay the Credit Facility, each lender will receive its proportionate share of the amount of the Credit Facility so repaid. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as lender and co-documentation agent under the Credit Facility. Affiliates of certain of the other Underwriters are also lenders under the Credit Facility. The Operating Partnership has entered into a commitment letter with an affiliate of KeyBanc Capital Markets to fund a senior unsecured bridge loan of up to $450 million in connection with the Transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated is the financial advisor to Sellers in connection with the Transaction. In addition, the Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, including but not limited to in connection with the transaction with Sellers. They have received or will continue to receive customary fees and commissions for these transactions.

The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title

1.1	Form of Underwriting Agreement, dated October 25, 2012, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC, its general partner

	By:	American Campus Communities, Inc., its sole member

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Title

1.1	Form of Underwriting Agreement, dated October 25, 2012, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, on the other hand.